================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: JANUARY 15, 1998

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

          0-12771                                      95-3630868
(COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  10260 CAMPUS POINT DRIVE, SAN DIEGO, CA 92121
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (619) 546-6000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

                                    FORM 8-K

ITEM 5.  OTHER EVENTS.

         As previously reported on Registrant's Current Report on Form 8-K dated November 26, 1997, on November 14, 1997, Registrant completed its acquisition of all the issued and outstanding common stock of Bell Communications Research, Inc. ("Bellcore"), a leading provider of communications software, engineering and professional services. Pursuant to Rule 3-05 of Regulation S-X, filed herewith are audited financial statements of Bellcore for the three year period ended December 31, 1996 and unaudited financial statements for the interim period ended September 30, 1997. Further, pursuant to Rule 11-01 of Regulation S-X, filed herewith are pro forma financial information reflecting the acquisition of Bellcore.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The following consolidated financial statements of Bellcore are filed as part of this report:

                                                                           PAGE
                                                                           ----

     Report of Independent Accountants. Incorporated by reference to
     Item 7(a) of Registrant's Current Report on Form 8-K dated July
     11, 1997.                                                               -

     Consolidated Statements of Operations and Retained Earnings
     (Deficit) for the years ended December 31, 1996, 1995 and 1994. Incorporated by reference to Item 7(a) of Registrant's Current
     Report on Form 8-K dated July 11, 1997.                                 -

     Consolidated Balance Sheets as of December 31, 1996 and 1995. Incorporated by reference to Item 7(a) of Registrant's Current
     Report on Form 8-K dated July 11, 1997.                                 -

     Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994. Incorporated by reference to
     Item 7(a) of Registrant's Current Report on Form 8-K dated July
     11, 1997.                                                               -

     Notes to Consolidated Financial Statements, December 31, 1996,
     1995 and 1994. Incorporated by reference to Item 7(a) of
     Registrant's Current Report on Form 8-K dated July 11, 1997.            -

     Unaudited Consolidated Statements of Operations and Retained
     Earnings (Deficit) for the nine months ended September 30, 1997
     and 1996                                                               F-1

     Unaudited Consolidated Balance Sheets as of September 30, 1997
     and December 31, 1996                                                  F-2

     Unaudited Consolidated Statements of Cash Flows for the nine
     months ended September 30, 1997 and 1996.                              F-3

     Notes to Consolidated Financial Statements, September 30, 1997
     and 1996.                                                              F-4


         (b) The following pro forma condensed consolidated financial statements give effect to the acquisition of Bellcore by the Registrant and are filed with this report:

                                                                           PAGE
                                                                           ----

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
     October 31, 1997.                                                      F-8

     Unaudited Pro Forma Condensed Consolidated Statement of Income:
              Fiscal year ended January 31, 1997                            F-9
              Nine months ended October 31, 1997.                           F-10

     Notes to Unaudited Pro Forma Condensed Consolidated Financial
     Statements.                                                            F-11

                            BELLCORE AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

-------------------------------------------------------------------------------------------------------------------
                                                      For the three months ended        For the nine months ended
                                                            September 30,                      September 30,
                                                     ----------------------------      ----------------------------
(Unaudited, Dollars in thousands)                        1997             1996             1997             1996
-------------------------------------------------------------------------------------------------------------------
Revenues

Bell Operating Companies                             $   184,420      $   191,654      $   533,868      $   576,091
Third Party                                               68,461           53,991          208,719          158,955
-------------------------------------------------------------------------------------------------------------------
      Total Revenues                                     252,881          245,645          742,587          735,046
-------------------------------------------------------------------------------------------------------------------
Cost of Revenues                                         171,585          176,132          516,036          541,552
-------------------------------------------------------------------------------------------------------------------
      Gross Profit                                        81,296           69,513          226,551          193,494
-------------------------------------------------------------------------------------------------------------------
Operating Expenses

Research & Investment                                     16,449           10,524           43,948           29,979
Marketing & Sales                                         34,956           36,409          105,268           98,870
General & Administrative                                  22,200           24,783           66,945           86,414
-------------------------------------------------------------------------------------------------------------------
      Total Operating Expenses                            73,605           71,716          216,161          215,263
-------------------------------------------------------------------------------------------------------------------
      Operating Income (Loss)                              7,691           (2,203)          10,390          (21,769)
-------------------------------------------------------------------------------------------------------------------
Interest                                                     517            3,180            3,972            6,810
Other Expense/(Income)                                    (1,359)            (611)             749           (1,345)
-------------------------------------------------------------------------------------------------------------------
      Income/(Loss) Before Income Taxes                    8,533           (4,772)           5,669          (27,234)
-------------------------------------------------------------------------------------------------------------------
Provision/(Benefit) for Income Taxes                       2,737           (1,741)          (1,941)         (11,005)
-------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                    $     5,796      $    (3,031)     $     7,610      $   (16,229)
-------------------------------------------------------------------------------------------------------------------
Retained Earnings (Deficit)

Retained Earnings (Deficit), beginning of period         (52,079)         (54,871)         (53,893)         (41,673)
Net income (loss)                                          5,796           (3,031)           7,610          (16,229)
Amount transferred from Additional Paid In
Capital/Common Stock                                      11,578            6,203           22,940           17,817
Dividends paid                                           (11,578)          (6,203)         (22,940)         (17,817)
-------------------------------------------------------------------------------------------------------------------
Retained (Deficit),  End of Period                   $   (46,283)     $   (57,902)     $   (46,283)     $   (57,902)
-------------------------------------------------------------------------------------------------------------------

The accompanying Notes are an integral part of the financial statements.
-------------------------------------------------------------------------------------------------------------------

                            BELLCORE AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------------
                                                             September 30,      December 31,
(Dollars in thousands)                                           1997               1996
                                                              (Unaudited)
---------------------------------------------------------------------------------------------
Assets

Current Assets

Cash and Cash Equivalents                                    $      22,630      $      53,504
Accounts Receivable:
      Bell Operating Companies                                     161,602            131,625
      Third Party, net of allowance                                 62,298             84,284
Prepaid Expenses and Other                                          13,933              7,962
Deferred Income Taxes                                               13,319             19,791
---------------------------------------------------------------------------------------------
      Total Current Assets                                         273,782            297,166
---------------------------------------------------------------------------------------------
Property, Plant and Equipment                                      585,903            651,203
Less Accumulated Depreciation                                     (401,737)          (431,805)
---------------------------------------------------------------------------------------------
      Net Property, Plant and Equipment                            184,166            219,398
---------------------------------------------------------------------------------------------
Deferred Charges and Other Assets                                   26,733             25,811
Noncurrent Deferred Income Taxes                                    32,138             24,351
Income Taxes Receivable                                             38,485             43,933
---------------------------------------------------------------------------------------------
Total Assets                                                 $     555,304      $     610,659
---------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current Liabilities

Short-Term Borrowings                                        $       2,300      $      89,000
Accounts Payable                                                    16,016             21,842
Accrued Liabilities:
      Wages and Salaries                                            50,762             52,155
      Benefits                                                      32,087             30,867
      Bell Operating Companies                                      27,447             59,718
      Other Accrued Liabilities                                    168,440             82,489
Current Portion of Capital Lease Obligations                         2,886              6,504
---------------------------------------------------------------------------------------------
      Total Current Liabilities                                    299,938            342,575
---------------------------------------------------------------------------------------------
Long-Term Liabilities

Long-Term Capital Lease Obligations                                    917              2,968
Accrued Pension and Post-Retirement Benefits                        96,634             88,790
Other Noncurrent Liabilities                                        69,965             79,080
---------------------------------------------------------------------------------------------
      Total Long-Term Liabilities                                  167,516            170,838
---------------------------------------------------------------------------------------------
Commitments and Contingent Liabilities (Note F)

Stockholders' Equity

Common Stock - Seven Shares Authorized Without Par Value           128,199            151,139
Unrealized Gain/Loss on Marketable Equity Securities                 5,934               --
Retained Deficit                                                   (46,283)           (53,893)
---------------------------------------------------------------------------------------------
      Total Stockholders' Equity                                    87,850             97,246
---------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                   $     555,304      $     610,659
---------------------------------------------------------------------------------------------

The accompanying Notes are an integral part of the financial statements.
---------------------------------------------------------------------------------------------

                            BELLCORE AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------
                                                                  For the nine months ended September 30,
(Unaudited, Dollars in thousands)                                       1997                   1996
----------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

Net Income (Loss)                                                 $           7,610      $         (16,229)

Adjustments to Reconcile Net Income (Loss) to Net Cash
      Provided by Operating Activities

      Depreciation                                                           56,304                 49,908
      Deferred Income Taxes                                                  (1,315)                29,597
      Provision for Doubtful Accounts                                         7,080                   --
Decrease (Increase) in Assets:
      Accounts Receivable                                                   (15,071)                 4,779
      Prepaid Expenses and Other                                             (5,971)                (2,588)
      Deferred Charges and Other Assets                                       5,012                  9,264
      Income Taxes Receivable                                                 5,448                   --
Increase (Decrease) in Liabilities:
      Accounts Payable and Accrued Liabilities                               47,681                (35,250)
      Accrued Pension and Post-Retirement Benefits                            7,844                 17,742
      Other Noncurrent Liabilities                                           (9,115)               (10,178)
----------------------------------------------------------------------------------------------------------
      Net Cash Provided by Operating Activities                             105,507                 47,045
----------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities

Purchase of Property, Plant and Equipment                                   (22,254)               (22,879)
Proceeds from Disposals of Property, Plant and
      Equipment                                                               2,127                  1,329
----------------------------------------------------------------------------------------------------------
      Net Cash Used in Investing Activities                                 (20,127)               (21,550)
----------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities

(Decrease) Increase in Short-Term Borrowings                                (86,700)                27,400
Dividends Paid                                                              (22,940)               (17,817)
Principal Payments on Capital Lease Obligations                              (6,614)               (11,135)
----------------------------------------------------------------------------------------------------------
      Net Cash Provided by Financing Activities                            (116,254)                (1,552)
----------------------------------------------------------------------------------------------------------
Net (Decrease) Increase in Cash and Cash Equivalents                        (30,874)                23,943
----------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at Beginning of Period                             53,504                 24,882
----------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period                        $          22,630      $          48,825
----------------------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash Flow Information

Cash Paid (Received) During the Period for:

      Interest                                                    $           2,591      $           4,934
      Income Taxes                                                $          (3,671)     $           4,150

Supplemental Schedule of Noncash Investing and
      Financing Activities

      Capital Lease Obligations Incurred for Use of Equipment     $             945      $           4,847

----------------------------------------------------------------------------------------------------------
The accompanying Notes are an integral part of the financial statements.
----------------------------------------------------------------------------------------------------------

                            BELLCORE AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



A)  Basis of Presentation

The accompanying financial information has been prepared in accordance with the instructions to Form 10-Q and therefore does not necessarily include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the opinion of management, the unaudited financial information for the nine month periods ended September 30, 1997 and 1996 reflect all adjustments (which include only normal, recurring adjustments) necessary for a fair presentation thereof.

B)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

It is the Company's policy not to enter into derivative financial instruments for speculative purposes. The Company has entered into foreign currency forward contracts to protect against foreign currency exchange risks associated with certain firm and identifiable foreign currency commitments entered into in the ordinary course of business. At September 30, 1997, the Company had $5,990,286 of foreign currency forward exchange contracts in Australian dollars, with net unrealized gains of $841,875. These contracts were executed for terms of one year or less.

C)  SEGREGATED CASH

The Company provides toll-free services operations through one of its subsidiaries as the agent of the Bell Operating Companies. The Company has recorded cash collections in excess of costs incurred to provide toll-free services operations as a liability to the Bell Operating Companies. At September 30, 1997 the liability amounted to $27.4 million. As a result, $19.0 million of the reported cash and cash equivalents of $22.6 million is segregated from general corporate purposes and is maintained on behalf of the Bell Operating Companies.

D) SHORT-TERM BORROWINGS AND CREDIT AGREEMENTS

                            BELLCORE AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



The Company has a $250.0 million, unsecured revolving credit loan agreement with five banks which allow borrowings on a revolving basis until June 2001. The agreement enables borrowings at various interest rates based on certificate of deposit, eurodollar, or interbank offshore borrowing rates. Annual facility fees are .09% of the total commitment during the revolving credit term. At September 30, 1997, there were no loans outstanding under the revolving credit agreement.

E) INCOME TAXES

Income taxes for interim periods are computed using the estimated annual effective rate method.

F)  COMMITMENTS AND CONTINGENCIES

Bellcore is involved in various legal proceedings which are related to the conduct of its business. The Company has established a reserve which it believes is adequate and believes that the ultimate resolution of such pending litigation will not have a material adverse effect on the Company's results of operations or its financial position.

ITEM 7 (B)  Pro Forma Financial Information


                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         On November 14, 1997, Science Applications International Corporation ("SAIC" or "the Company") completed its acquisition to acquire all of the outstanding common stock of Bell Communications Research, Inc. ("Bellcore"), a leading provider of communications software, engineering and professional services, advanced research and development, technical training and other services to the telecommunications industry. Bellcore was previously owned by the Regional Bell Operating Companies and is primarily located in New Jersey. As of December 31, 1996, Bellcore had approximately 5,500 employees and annual revenues of approximately $1 billion.
Upon closing, Bellcore became a wholly-owned subsidiary of SAIC.

         The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Bellcore by the Company in a transaction using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on preliminary estimates of fair value. Actual adjustments will be based on the completion of appraisals, other analyses of fair values and the final purchase price paid. Prior to November 14, 1997, Bellcore's fiscal year end was December 31. For purposes of the pro forma condensed consolidated financial statements, Bellcore's fiscal year ended December 31, 1996 and interim period ended September 30, 1997 have been included in the Company's January 31, 1997 and October 31, 1997 proforma condensed consolidated financial statements, respectively.

         The unaudited pro forma condensed consolidated balance sheet is based on the individual balance sheets of Bellcore, appearing elsewhere in this form 8-K, and the Company, and has been prepared to reflect the acquisition by the Company of Bellcore as of October 31, 1997. The unaudited pro forma condensed consolidated statement of income combines the consolidated statement of income of the Company and Bellcore for the year ended January 31, 1997 and the interim period ended October 31, 1997 as if the acquisition had occurred on February 1, 1996.

         The unaudited pro forma condensed consolidated financial statements are based on assumptions the Company believes are reasonable, factually supportable and directly attributable to the acquisition. The preliminary purchase price has not been finalized and is subject to audit and possible adjustment. Therefore, the actual impact of the Bellcore acquisition could differ materially from the unaudited pro forma condensed consolidated balance sheet and statements of income included herein. The purchase price allocation is preliminary and management anticipates that the final allocation could differ materially from that included in the unaudited pro forma condensed consolidated financial statements included herein. The final purchase price could differ in the allocation to property and equipment, land and buildings, purchased intangible assets and the resulting goodwill. The amortization periods could differ ranging from one to eight years for property and equipment, twenty to forty years for buildings, and three to fifteen years for intangible assets and goodwill. In addition, the final purchase price could differ in the allocation to the pension plan asset and other post-retirement benefit liability, and these differences could also impact the final goodwill amount.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements, including the notes thereto, of the Company in its Annual Report on Form 10-K/A for the year ended January 31, 1997 and of Bellcore incorporated by reference to item 7(a) of the Company's Current Report on Form 8-K dated July 11, 1997, and the unaudited consolidated financial statements, including notes thereto, of the Company in its Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1997 and of Bellcore contained in this filing on Form 8-K. These unaudited pro forma condensed consolidated financial statements are shown for illustrative purposes only and are not necessarily indicative of the results of operations or financial position of the consolidated company that might have occurred had the Bellcore acquisition been completed at the beginning of the periods specified, nor are they necessarily indicative of future operating results or financial position.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                              OCTOBER 31, 1997
                                                       -----------------------------------------------------------------
                                                          SAIC           BELLCORE         PRO FORMA           PRO FORMA
                                                                                         ADJUSTMENTS          COMBINED
                                                                                          (NOTE 1)
                                                       -----------      -----------      -----------         -----------
ASSETS
Current assets:
  Cash and cash equivalents ......................     $   288,410      $    22,630      $   290,817 (a)     $   118,157
                                                                                             (11,900)(a)
                                                                                            (471,800)(b)
  Restricted cash ................................          39,432                                                39,432
  Receivables ....................................         554,710          223,900                              778,610
  Inventories ....................................          13,327                                                13,327
  Prepaid expenses and other current assets ......          16,549           13,933                               30,482
  Deferred income taxes ..........................          60,579           13,319                               73,898
                                                       -----------      -----------      -----------         -----------
       Total current assets ......................         973,007          273,782         (192,883)          1,053,906

  Property and equipment .........................         106,764          140,287           25,000 (b)         272,051
  Land and buildings .............................         111,020           43,879           24,000 (b)         178,899
  Intangible assets ..............................          48,121                           193,436 (c)         241,557
  Other assets ...................................          49,958           97,356          393,000 (d)         558,750
                                                                                              17,036 (e)
                                                                                               1,400 (a)
                                                       -----------      -----------      -----------         -----------
                                                       $ 1,288,870      $   555,304      $   460,989         $ 2,305,163
                                                       ===========      ===========      ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities .......     $   313,760      $   211,903      $                   $   525,663
  Accrued payroll and employee benefits ..........         207,314           82,849                              290,163
  Income taxes payable ...........................          15,021                                                15,021
  Notes payable and current portion of long-term
    liabilities ..................................          12,635            5,186          190,817 (a)         208,638
                                                       -----------      -----------      -----------         -----------
       Total current liabilities .................         548,730          299,938          190,817           1,039,485
                                                       -----------      -----------      -----------         -----------
Long-term liabilities and minority interest ......          76,329          167,516          226,922 (f)         601,867
                                                                                              41,600 (e)
                                                                                              89,500 (a)
                                                       -----------      -----------      -----------         -----------
                                                                                             358,022
                                                                                         -----------
  Common stock ...................................             514          128,199         (128,199)(b)             514
  Additional paid-in capital .....................         450,689                                               450,689
  Retained earnings (deficit) ....................         227,261          (46,283)          46,283 (b)         227,261
  Other stockholders' equity .....................         (14,653)           5,934           (5,934)(b)         (14,653)
                                                       -----------      -----------      -----------         -----------
       Total stockholders' equity ................         663,811           87,850          (87,850)            663,811
                                                       -----------      -----------      -----------         -----------
                                                       $ 1,288,870      $   555,304      $   460,989         $ 2,305,163
                                                       ===========      ===========      ===========         ===========

 See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


                                                                            YEAR ENDED JANUARY 31, 1997
                                                        -----------------------------------------------------------------
                                                           SAIC           BELLCORE         PRO FORMA           PRO FORMA
                                                                                          ADJUSTMENTS          COMBINED
                                                                                           (NOTE 1)
                                                        -----------------------------------------------------------------
Revenues ..........................................     $ 2,402,224      $ 1,009,851      $                   $ 3,412,075
Cost and expenses:
    Cost of revenues ..............................       2,094,447          727,953                            2,822,400
    Selling, general and administrative expenses ..         191,836          292,682           19,852 (h)         505,450
                                                                                               (5,518)(i)
                                                                                                6,598 (k)
    Other (income) expense, net ...................          (2,193)          (1,111)                              (3,304)
    Interest expense ..............................           4,925            8,389           19,446 (j)          38,978
                                                                                                6,078 (g)
                                                                                                  140 (l)
                                                        -----------      -----------      -----------         -----------
                                                          2,289,015        1,027,913           46,596           3,363,524
                                                        -----------      -----------      -----------         -----------
Income (loss) before income taxes .................         113,209          (18,062)         (46,596)             48,551
Provision for (benefit from) income taxes .........          49,529           (5,842)         (16,842)(m)          26,845
                                                        -----------      -----------      -----------         -----------
Net income (loss) .................................     $    63,680      $   (12,220)     $   (29,754)        $    21,706
                                                        ===========      ===========      ===========         ===========
Earnings per share ................................     $      1.23      $         -                          $       .42
                                                        ===========      ===========                          ===========
Average number of shares outstanding, including
common stock equivalent ............................         52,309                                                52,309
                                                        ===========                                           ===========

 See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)



                                                                        NINE MONTHS ENDED OCTOBER 31, 1997
                                                        -----------------------------------------------------------------
                                                            SAIC          BELLCORE         PRO FORMA           PRO FORMA
                                                                                          ADJUSTMENTS          COMBINED
                                                                                           (NOTE 1)
                                                        -----------------------------------------------------------------
Revenues ..........................................     $ 2,039,896      $   742,587      $                   $ 2,782,483
Cost and expenses:
    Cost of revenues ..............................       1,783,205          516,036                            2,299,241
    Selling, general and administrative expenses ..         161,361          216,161           14,889 (h)         394,138
                                                                                               (3,222)(i)
                                                                                                4,949 (k)
    Other (income) expense, net  and minority
       interest ...................................          (8,287)             749                               (7,538)
    Interest expense ..............................           4,541            3,972           14,585 (j)          27,762
                                                                                                4,559 (g)
                                                                                                  105 (l)
                                                        -----------      -----------      -----------         -----------
                                                          1,940,820          736,918           35,865           2,713,603
                                                        -----------      -----------      -----------         -----------
Income (loss) before income taxes .................          99,076            5,669          (35,865)             68,880
Provision for (benefit from) income taxes .........          44,584           (1,941)         (13,003)(m)          29,640
                                                        -----------      -----------      -----------         -----------
Net income (loss) .................................     $    54,492      $     7,610      $   (22,862)        $    39,240
                                                        ===========      ===========      ===========         ===========
Earnings per share ................................     $      1.01      $         -                          $       .73
                                                        ===========      ===========                          ===========
Average number of shares outstanding, including
common stock equivalents ..........................          54,474                                                54,474
                                                        ===========                                           ===========

 See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS




     NOTE 1 - The unaudited pro forma condensed consolidated balance sheet and statements of income have been prepared to reflect the acquisition of Bellcore by the Company for a preliminary aggregate price of $471,800,000. Pro forma adjustments are made to reflect:


(a) Issuance of debt to finance the acquisition of Bellcore, deferral of debt issuance costs and a loss on a forward treasury lock hedge agreement. The debt consists of $100,000,000 in 6.4% long-term notes payable maturing in January 2008 and $190,817,000 of borrowings on a revolving line of credit agreement, which expires in August 2002, with an interest rate of approximately 5.9%.

(b) Purchase price allocation to record assets and liabilities at estimated fair value (dollar amounts in thousands):


Cash payment to Bellcore owners                               $ 461,700
Deferred acquisition costs                                       10,100
                                                              ---------
Total purchase price                                            471,800
                                                              ---------

Elimination of book value of net assets acquired:
Common stock                                                   (128,199)
Accumulated deficit                                              46,283
Other stockholders' equity                                       (5,934)
                                                              ---------
Net equity                                                      (87,850)
                                                              ---------
Excess of purchase price over net book value                  $ 383,950
                                                              =========

Allocation of excess purchase price over net book value:
Amount assigned to property and equipment                     $  25,000
Amount assigned to land and buildings                            24,000
Amount assigned to excess pension plan assets at fair
    value over the projected benefit obligation                 393,000
Deferred tax assets - non current                                17,036
Deferred tax liabilities - non current                         (226,922)
Amount assigned to OPEB liabilities in excess of the fair
    value of plan assets                                        (41,600)
Amount assigned to identifiable intangible assets               118,300
Amount assigned to goodwill                                      75,136
                                                              ---------
                                                              $ 383,950
                                                              =========

     The purchase price allocation is based upon estimates from a valuation process that is still in process and not completed. The final allocation of the final purchase price upon closing could materially differ from these estimates.


(c) Identifiable intangible assets based upon estimates from a valuation process that is still in process and not completed. Adjustment also includes the resulting goodwill. The final allocation of the final purchase price could materially differ from these estimates.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS



(d) Excess of the Bellcore pension plan assets at fair value over the projected benefit obligation. The Company is in the process of completing its review of the actuarial assumptions and data relative to the Bellcore pension plan. The final allocation of the final purchase price could materially differ from estimates based upon the review and final actuarial valuation and could impact the final goodwill amount.

(e) Estimate of Bellcore's post-retirement benefit obligation in excess of the fair value of plan assets, including the related deferred tax asset. The Company is in the process of completing its review of the actuarial data relative to the Bellcore post-retirement benefit plans and based on the review, the final allocation of the final purchase price could differ and impact the final goodwill amount.

(f) Deferred tax liabilities, in accordance with SFAS 109, related to the purchase price allocation to property and equipment, land and buildings (see note b), pension plan (see note d) and purchased intangibles (see note c), other than goodwill.

(g) Elimination of interest income earned, calculated using an average rate of 5.0%, on cash balances which reflects the use of cash for the acquisition.

(h) Amortization of purchased intangibles on a straight-line basis over 3 to 10 years, and goodwill, on a straight-line basis over 15 years. The Company is still in the process of compiling data and reviewing the assumptions related to the valuation of the excess of the purchase price over the estimated fair value of net intangible and tangible assets acquired. The final valuation and allocation of the final purchase price upon completion could materially differ from the preliminary estimates.

(i) Elimination of amortization of unrecognized net transition obligation/assets, unrecognized prior service cost and unrecognized net gains included in the net periodic pension and post-retirement benefits expense.

(j) Interest expense on $100,000,000 of long-term notes and $190,817,000 of short-term debt incurred in connection with the acquisition of Bellcore at an average effective interest rate of 6.7%, which includes amortization of a loss on a forward treasury lock hedge agreement.

(k) Depreciation of property and equipment based on the preliminary purchase price allocation per the valuation which is in process and not completed.

(l) Amortization of deferred debt issuance costs on a straight-line basis over the term of the $100,000,000 long-term notes. Difference between amortization on a straight-line basis and using the net effective interest method of amortization is deemed immaterial.

(m) Income tax effects of pretax pro forma adjustments using the statutory rate in effect during the periods for which the pro forma condensed consolidated statements of income are presented.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



(Registrant)                            SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION



Date: January 15, 1998                  By: /s/ W. A. Roper
                                           --------------------------------
                                           W. A. Roper
                                           Senior Vice President
                                           and Chief Financial Officer